Exhibit 21.1

BEST BUY CO., INC.
SUBSIDIARIES OF THE REGISTRANT AT January 31, 2026 *

State or Other Jurisdiction of Incorporation or Organization
BBC Investment Co.	Nevada
BBC Property Co.	Minnesota
Best Buy Stores, L.P. (1)	Virginia
BBY Services, Inc.	Delaware
BestBuy.com, LLC	Virginia
Best Buy Puerto Rico Holdings, LLC	Delaware
Best Buy Stores Puerto Rico, LLC	Puerto Rico
Best Buy Texas.com, LLC	Virginia
Best Buy Warehousing Logistics, LLC	Delaware
Nichols Distribution, LLC	Minnesota
Magnolia Hi-Fi, LLC (2)	Washington
Pacific Sales Kitchen and Bath Centers, LLC	California
ProTheo III, LLC	Delaware
Two Peaks, LLC (3)	Minnesota
USB RETC Fund 2019-7, LLC	Delaware
USB RETC Fund 2021-8, LLC	Delaware
Albedo Lessee 2, LLC #	Delaware
USB RETC Fund 2020-12, LLC	Delaware
USB RETC Fund 2020-19, LLC	Delaware
Prospero II Master Tenant, LLC#	Delaware
BBY Holdings International, Inc.	Minnesota
BBY Insurance Company	Vermont
Best Buy Enterprise Services, Inc.	Minnesota
BBY Canada Finance, LLC	Delaware
BBY Solutions, Inc.	Minnesota
BBY Technology Services, LLC	Delaware
Best Buy Canada Ltd. / Magasins Best Buy LTEE (4)	Canada+
Best Buy China Ltd.	Bermuda
Best Buy Purchasing LLC (5)	Minnesota
Partsearch Technologies, Inc.	Delaware
ProTheo, Inc.	Delaware
ProTheo IV, LLC	Delaware
Best Buy Distributions Limited	United Kingdom
ProTheo V, LLC	Delaware
Best Buy Finance, Inc.	Minnesota
BBY (Mauritius I) Ltd.	Mauritius
BBY (Mauritius II) Ltd.	Mauritius
Best Buy China %	China
BBY (Mauritius III) Ltd.	Mauritius
Best Buy (AsiaPacific) Limited	China
Best Buy International Finance, S.à.r.l.	Luxembourg
BBY Services India LLP	India
Best Buy Enterprises, S. de R.L. de C.V.	Mexico, Federal District
Best Buy Imports, S. de R.L. de C.V.	Mexico, Federal District
BBY Vietnam Company Limited	Vietnam
Best Buy Health Holdings, LLC	Delaware
GC Buyer, Inc.	Delaware
Best Buy Health, Inc.(6)	Delaware
GTL, Incorporated(7)	New York

Exhibit 21.1

Best Buy Product Protection, Inc.	South Dakota
CP Gal Richfield, LLC	Delaware

*       Indirect subsidiaries are indicated by indentation.
+      Federally chartered
%     China Business Trust
#      Indicates a subsidiary entity that is not wholly owned by us. In each instance, our ownership interest is greater than 90%.
Also doing business as:
(1)    Best Buy Express; Best Buy Outlet; Best Buy Health; Geek Squad; Magnolia Home Theater; Pacific Kitchen and Home; Pacific Kitchen and Home Bath Centers; Pacific Sales; Pacific Sales Kitchen and Bath Centers; Pacific Sales Kitchen and Home; TechLiquidators
(2)    Magnolia Design Center
(3)    Yardbird; Yardbird Furniture
(4)    Geek Squad
(5)    Pacific Kitchen and Bath Centers; Pacific Sales Kitchen and Home
(6)    Critical Signal Technologies; Lively; Lively North America
(7)    CST Your Link to Life; Link to Life